UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2022 (April 7, 2022)

Franklin BSP Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01360	85-2950084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6700

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02.   Unregistered Sales of Equity Securities.

On April 7, 2022, pursuant to a drawdown notice previously delivered to investors, Franklin BSP Capital Corporation (the “Company”) issued and sold approximately 5,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), for an aggregate offering price of approximately $5.0 million.

The Preferred Stock is convertible at the option of the Company, at any time commencing on the closing date of a Liquidity Event, and in its sole discretion, into the Company’s common stock, par value $0.001 per share (the “Common Stock”). Each share of Preferred Stock issued on April 7, 2022 will convert into 64.68 shares of Common Stock, which equals (1) the liquidation preference of $1,000.00 per share of the Preferred Stock divided by (2) $15.46, which is the price paid by investors for shares of Common Stock at the time of the purchase of such share of Preferred Stock (the “Conversion Rate”). “Liquidity Event” is defined as any of: (1) a merger or another transaction approved by the Company’s board of directors in which the holders of Common Stock will receive cash or shares of a publicly traded company (or a company that becomes publicly traded concurrently with the closing of such transaction), which may include an entity advised by the Company’s investment adviser or its affiliates, (2) an initial public offering or a listing of the Common Stock on a national securities exchange, or (3) the sale of all or substantially all of the Company’s assets either on a complete portfolio basis or individually followed by a liquidation. At any time commencing six months following the closing date of a Liquidity Event, each holder of Preferred Stock shall have the option to convert all or a portion of the Preferred Stock issued on April 7, 2022 to Common Stock at the Conversion Rate.

The sales of Preferred Stock were made pursuant to subscription agreements (collectively, the “Subscription Agreements”) entered into by the Company with its investors. Pursuant to the Subscription Agreements, each investor is required to fund drawdowns to purchase shares of Preferred Stock up to the amount of their respective capital commitments on an as-needed basis upon a minimum of 10 business days’ prior notice.

The issuances of the Preferred Stock are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from investors in the relevant Subscription Agreements that each investor is an “accredited investor,” as defined in Regulation D under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Capital Corporation

Date: April 12, 2022	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer